UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2010

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
		Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 30, 2010, the Board of Directors of the registrant appointed Brett L. Frevert, age 47, as interim Chief Financial Officer of the registrant. He will serve until the registrant completes its search for a permanent Chief Financial Officer. Mr. Frevert is a founder and employee of CFO Systems, LLC. The registrant entered into an engagement contract with CFO Systems, LLC pursuant to which Mr. Frevert and other employees of CFO Systems, LLC will provide chief financial officer duties and related financial services to the registrant. CFO Systems, LLC will be paid as an independent contractor. Such engagement is terminable by either party upon thirty days advance written notice.

Mr. Frevert  founded CFO Systems, LLC in November 2004. He has served as Managing Director of CFO Systems, LLC since its founding, as well as acting as a part-time chief financial officer for several companies. Prior to founding CFO Systems, LLC, Mr. Frevert was the Chief Financial Officer of Grubb & Ellis Pacific Realty Group from September 2002 to October 2004. Mr. Frevert received his bachelor’s degree in business from Wayne State College in 1985.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010	TRANSGENOMIC, INC.

	By:	/s/ Craig J. Tuttle
Craig J. Tuttle
Chief Executive Officer